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                                                                 Exhibit 10.15

                                   AGREEMENT


This Agreement is made at PUNE on this 26th day of June 1995.
B E T W E E N
BIO-VED, INC., 911 Bern court, #110, San Jose, CA 95112 USA (hereinafter referred to as THE COMPANY) of the FIRST PART
A N D
S.V. Karnataki, 399/28, P.C.N.T.D.A., Nigdi,
Pune - 411 002, India, (hereinafter referred to as
Mr. Karnataki) of the SECOND PART;

WHEREAS

1.  REPRESENTATIONS:
    Mr. Karnataki represented to the Company that :
    a) He has developed a surgical antibacterial scrub and disinfectant solution known as SA-12.
    b)   He is the absolute owner of the process and formula.
    c) The said solution has been evaluated and found superior to a well known standard antibacterial solution in the market known as Sterillium.
    d) No other person other than Mr. Karnataki has any right, title, interest or claim in the development of the said solution in the use as described in Para 1(c).

2. The representation made by Mr. Karnataki and briefly narrated in Para (1) above form the basis of this Agreement.

3. The Company has, for purposes of identification, has referred to the use of said solution as described in Para 1(c), as SA-12.

4.  SALE:

    Mr. Karnataki agrees to sell to the Company, the exclusive rights (a) to seek any and all possible patents, (b) for the use, development, extraction, manufacture, sale and commercial exploitation of SA-12 either as sole formulation or in combination with other products or formulation or formulations throughout the worlds. (These rights are referred to as Rights in SA-12). Mr. Karnataki relinquishes these rights forever.

5.  PAYMENTS:
    The Company agrees to compensate Mr. Karnataki as follows:
         a)   [******] at the time of signing of the Agreement.
         b) [******] at time of successful completion of at least 3 manufacturing batches.
         c) [******] within thirty days after first six month of sale in India.

* Confidential provisions omitted and filed separately with the Commission.

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6.  CONFIDENTIALITY:
    The documents and information given by Mr. Karnataki to the company shall be treated as confidential by the Company and shall not be disclosed by anybody except for the purposes of evaluation and for potential patent application.

7.  MARKETING
    The Company intends to use the said formulation and/or sell the said formulation in the worldwide market for the claims to be supported by clinical evaluation.

8.  SUBLICENSING:
    The Company shall be entitled to sublicense the use, manufacture and/or sale of the said formulation of SA-12.

9.  VESTING OF RIGHTS:
    The entire rights in respect of the said formulation, its method of manufacture and a commercial exploitation of the said formulation and all rights in SA-12 shall vest with the company and Mr. Karnataki shall not be entitled to interfere in it in any manner.

10. INTELLECTUAL PROPERTY:
    The Company will at its own expense, evaluate and if feasible, pursue patent applications on the said formulation and/or its uses. Mr. Karnataki agrees to provide all technical assistance in the preparing of applications, preparing responses to all examiner inquiries and presenting himself as needed, travel expenses at the cost to the Company, in defense of any application.

11. ARBITRATION:
    In the event of any dispute arising between the parties regarding this agreement and/or interpretation of the terms and conditions of this agreement and/or liabilities arising out of this agreement, the same shall be referred to an arbitration of two arbitrators, one to be appointed by each party and in the event of arbitrators not being unanimous in their decisions, the matter shall be referred to an umpire to be chosen, and appointed by the arbitrators. The arbitration proceedings may be held in India but the matter shall be decided in accordance with the law of the country about which or within whose territory the subject matter of dispute arises, or relates.

IN WITNESS WHEREOF the parties have signed this DEED on the date and year mentioned herein.

Signed by
s/Barry Wald
Mr. Barry Wald
President
On Behalf of BIO-VED, Inc. USA
On             June, 1995.

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(Party of the First Part)
Signed by
s/S.V. Karnataki
Mr. S.V. Karnataki
On 26th June, 1995
(Party of the Second Part)

In presence of
s/Shrikant Dmrani
Mr. Shrikant Dmrani
Bombay